UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Amendment Number 1 to

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2008

WESTMOORE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33153	52-2220728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8141 E. Kaiser Blvd., Suite 312, Anaheim Hills, CA 92808
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 714-998-4425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 28, 2008, Westmoore Holdings, Inc. (the “Company”) filed an 8-K regarding an Executive Employment Contract (the “Employment Contract”) entered into by the Company and Matthew Jennings (“Mr. Jennings”).

This Amendment (the “Amendment”) is to clarify that as part of the Employment Contract, Mr. Jennings is to receive One Million (1,000,000) shares of Series A Preferred Stock of the Company as part of his compensation for services rendered.  The One Million (1,000,000) shares of the Series A Preferred Stock of the Company shall be convertible, at Mr. Jennings option, on a Ten for One (10 for 1) basis or to One Hundred Thousand (100,000) shares of Common Stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2008

WESTMOORE HOLDINGS, INC.

By:	/s/ Matthew Jennings
Matthew Jennings, President & CEO